                            SHARE PURCHASE AGREEMENT

            made in Toronto, Ontario on this 1st day of March, 2002



AMONG: COGNICASE INC., a body corporate duly incorporated under the Canada Business Corporations Act, having its head office at 111, Duke Street, 9th Floor in Montreal, Province of Quebec, H3C 2M1, herein acting and represented by John Valentini, its Executive Vice President and Chief Financial Officer, duly authorized as he so declares,

                  (hereinafter referred to as the "Purchaser")



AND: THINKPATH INC., a body corporate duly incorporated under the Business Corporations Act (Ontario) having its head office at 55 University Avenue, 4th Floor, Toronto, Ontario, M5J 2H7, herein acting and represented by Kelly Hankinson, its Chief Financial Officer and Secretary-Treasurer, duly authorized as she so declares,

                    (hereinafter referred to as the "Vendor")



AND: NJOYN SOFTWARE INCORPORATED, a body corporate duly incorporated under Canada Business Corporations Act, having its head office at 55 University Avenue, 4th Floor, Toronto, Ontario, M5J 2H7, herein acting and represented by Kelly Hankinson, its Secretary-Treasurer, duly authorized as she so declares,

                 (hereinafter referred to as the "Corporation").


THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and agreements herein set out and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto covenant and agree as follows:

1.       DEFINED TERMS

         Where used herein, except where the context otherwise requires, the following terms shall have the following meanings:

         1.1 "Agreed Amount" has the meaning attributed to such term in Subsection 8.4.2;

         1.2 "Annual Financial Statements" means the unaudited financial statements of the Corporation for the twelve (12) month period ended December 31, 2001, copies of which are attached hereto as Schedule 1.2;
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         1.3      "Business" means the business currently conducted by the
                  Corporation, being the business of developing, providing and servicing one or more software programs, delivered to customers by means of an Internet Browser, that provides functionality to:

                  (a)      manage a database of potential employees;

                  (b) use job-related career pages for potential employees to access in order to apply for employment;

                  (c) manage the process associated with the evolution of potential employees (including tests and evaluations);

                  (d) integrate the customers' suppliers into the process of supplying potential employees; and

                  (e) services such as training, project management, application hosting and contracted programming associated with the delivery of this service.

         1.4 "Business Day" means a day other than a Saturday, Sunday or legal holiday in the Province of Ontario or the Province of Quebec;

         1.5 "Claimed Amount" has the meaning attributed to such term in Subsection 8.4.1;

         1.6 "Claim Notice" has the meaning attributed to such term in Subsection 8.4.1;

         1.7 "Closing", "Closing Date" or "Date of Closing" means March 7, 2002, or such other date as the Parties may agree upon in writing;

         1.8 "Closing Financial Statements" has the meaning attributed to such term in Section 3.2;

         1.9 "COGNICASE Shares" means the First Tranche Shares and the Second Tranche Shares;

         1.10 "Computer Equipment" means the computer equipment and embedded systems currently owned or used by the Corporation including, without limitation, all ancillary and communication equipment connected to it;

         1.11 "Computer Software" means all computer software owned or used by the Corporation including, without limitation, all operating systems software comprised in the Computer Equipment and all applications software and all other software owned or used by the Corporation, or which the Corporation is entitled to have or to use by virtue of its interest in the Computer Equipment or in the software owned or used by it;

         1.12 "Contested Amount" has the meaning attributed to such term in Subsection 8.4.5;

         1.13 "Contested Shares" has the meaning attributed to such term in Subsection 8.4.8;

                                                                               2
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         1.14     "Dollars" and "$" mean the lawful money of the United States of America, unless otherwise expressly stated;

         1.15 "Environment" refers, but is not limited to, every layer of the earth including the air and the atmosphere, land (including the soil surface, subsurface and all underground areas, including those submerged by water) and water (including all surface water, subsurface water and ground water), all organic and inorganic and all animate and inanimate matter;

         1.16 "Environmental Approval" means any permit, license, certificate of authorization, authorization, approval, attestation, consent or other instrument or document, including, without limitation, those of an administrative nature, required pursuant to Environmental Laws;

         1.17 "Environmental Conditions" refers to any contamination or damage to the Environment (including any contamination or damage caused by or relating to the production, use, handling, storage, treatment, recycling, generation, transportation, elimination, release, spilling, leaking, pumping, pouring, emptying, discharging, ejecting, escaping, leaching, disposal, dumping or threatened release of Hazardous Materials by the Corporation or any of its predecessors in interest), and "Environmental Conditions" also includes the exposure of Persons to Hazardous Materials at a work place of the Corporation;

         1.18 "Environmental Laws" means any law, by-law, regulation, rule, policy, directive, protocol, order, guideline, decree, code, sentence, decision or judgment of any jurisdiction, including the provisions of any Environmental Approval, which applies to any Facility, the Corporation or its operations, and which concerns, in whole or in part, directly or indirectly, the protection or maintenance of the quality of the Environment or the health and safety of the public and of employees;

         1.19 "Environmental Non-compliance" means any violation of any Environmental Law or any Environmental Approval material to the Corporation;

         1.20 "Facilities" and "Facility" means any facility, land, property or location currently or previously owned, occupied or leased by the Corporation;

         1.21 "First Tranche Shares" means a certain number of common shares of the Purchaser issued to the Vendor as partial payment of the Purchase Price, having an aggregate market value of US$550,000, such number to be calculated on the basis of the simple average closing prices of the COGNICASE shares on The Toronto Stock Exchange for the period of twenty (20) trading days ending on the trading day that is two (2) days before the Closing Date;

         1.22 "Hazardous Materials" means any substance, solid, liquid or gaseous, constituent, contaminant, waste, waste material, micro-organism, sound, vibration, odour, heat, radiance, radiation or any combination thereof

                                                                               3
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                  i.       that has in the past or is likely to alter or cause
                           harm or damage or other impairment to the Environment or to endanger or diminish human life, safety, well-being or comfort; or

                  ii. that is deemed or presumed, in accordance with any Environmental Law, to be potentially toxic or hazardous;

         1.23 "Indemnitee" and "Indemnitor" have the respective meanings attributed to such terms in Subsection 8.5.1;

         1.24 "Interim Financial Statements" means the draft internal income statements and balance sheet of the Corporation for the period ended January 31, 2002, copies of which are attached as
                  Schedule 1.24;

         1.25 "Interim Period" means the period between the close of business on this date and the Closing;

         1.26 "Lien" means any prior claim, hypothec, mortgage, pledge, lien, charge, encumbrance, security interest, ownership or title retention agreements, conditional sale agreements, leasing, sale and lease back or any other agreement that in substance secures payment or performance of an obligation or any option, claim or right of another;

         1.27 "Loss" means any loss, liability, damage, cost or expense, including, without limitation, reasonable solicitor's fees and disbursements, interest and penalties;

         1.28 "Notified Party" has the meaning attributed to such term in Subsection 8.4.1;

         1.29 "Offer" means the expression of interest to purchase the Purchased Shares made February 14, 2002 by the Purchaser and accepted the same day by the Vendor and the Corporation;

         1.30 "Parties" shall collectively mean the Purchaser, the Vendor and the Corporation and their respective successors and permitted assigns or transferees, and "Party" means any one of them individually;

         1.31 "Pending Litigation" means any court proceedings, suit, action or other proceeding or governmental investigation pending, involving or threatened against the Corporation in or before or by any court, board or administrative or other;

         1.32 "Person" means an individual, partnership, joint venture, association, corporation, legal person, trust or a government or any department or agency thereof or any other entity howsoever designated or constituted;

         1.33 "Proprietary Intangibles" means all rights, whether registered or not, held in virtue of any copyright, know-how, industrial design, trademark, trade-name, trade secret, patent, logos, computer software, tools, processes, techniques and methodologies or other intellectual property or any application therefor in any part of the world;

                                                                               4
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         1.34     "Purchase Price" means the price payable by the Purchaser to the Vendor for the Purchased Shares as determined in accordance with the provisions of Section 3 hereof;

         1.35 "Purchased Shares" means all of the issued and outstanding shares of the Corporation;

         1.36 "Response Notice" has the meaning attributed to such term in Subsection 8.4.2;

         1.37 "Second Tranche Shares" means that certain number of common shares of the Purchaser, to be issued to the Vendor as partial payment of the Purchase Price, having an aggregate market value of US$100,000, such number to be calculated on the basis of the simple average of the closing prices of the COGNICASE shares on The Toronto Stock Exchange for the period of twenty
                  (20) trading days ending on the trading day that is two (2) days before their issuance (such average closing price being the "issue price" of such shares);

         1.38 "Taxes" means any tax (including, without limitation, any tax on income, capital, excise, property, transfer, water, business, goods and services, value added), duty, stamp, deduction, deduction at source, charge, assessment, fees or costs of any nature (including, without limitation, any interest, penalty or additional costs relating thereto) imposed by any competent authority;

         1.39 "Third Party Claim" means any demand or statement or any notice thereof which has been communicated to a Party by or on behalf of any Person other than the Parties hereto and which, if maintained or enforced, will or might result in a Loss;

         1.40 "This Agreement", "herein", "hereby", "hereunder" and similar expressions refer to this Share Purchase Agreement and the accompanying schedules and exhibits;

                                                                               5
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         1.41     Schedules:

                  The following Schedules are attached to and form part of this
                  Agreement:

                  Schedule 1.2        Annual Financial Statements
                  Schedule 1.24       Interim Financial Statements
                  Schedule 4.1.4      Consents
                  Schedule 4.4.4      Shareholders' agreement
                  Schedule 4.4.5      Officers and directors
                  Schedule 4.5.2      Places of business
                  Schedule 4.5.3      Licenses, registrations and qualifications
                  Schedule 4.6.1      Material adverse changes
                  Schedule 4.6.2      Liabilities and obligations
                  Schedule 4.6.3      Liens
                  Schedule 4.6.5      Pending Litigation and litigious matters
                  Schedule 4.6.6      Loans and advances
                  Schedule 4.7        List of accounts receivable
                  Schedule 4.8        Transactions outside the ordinary course of business
                  Schedule 4.9.1      Material contracts
                  Schedule 4.9.5      Contracts limiting the Corporation's powers
                  Schedule 4.9.7      Special arrangements with employees
                  Schedule 4.9.8      Partnerships and joint ventures
                  Schedule 4.9.9      Non-arm's-length transactions
                  Schedule 4.10.1     Insurance
                  Schedule 4.12.1     Proprietary Intangibles
                  Schedule 4.15.4     Employees
                  Schedule 4.15.6     Employee contracts with indemnity clauses
                  Schedule 4.16       Banking matters
                  Schedule 7.1.6.4    Certain Closing Documents

2.       PURCHASE OF SHARES

         2.1 The Vendor agrees to sell, assign and transfer with full title guarantee to the Purchaser, and the Purchaser agrees to acquire from the Vendor, on the Closing Date, the Purchased Shares, the whole in consideration of the payment of the Purchase Price and upon the terms and conditions herein provided.
                                                                               6
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         2.2      The Vendor agrees to sell, assign and transfer to the
                  Purchaser and the Purchaser agrees to acquire from the Vendor, on the Closing Date, all Proprietary Intangibles owned by it and used by the Corporation, the whole in consideration of the payment of the Purchase Price to the Vendor and upon the terms and conditions herein provided.

         2.3 Each of the Purchased Shares and the Proprietary Intangibles being bought and sold hereunder shall be bought and sold free from any Lien, and, in the case of the Purchased Shares with all rights, titles and interests attaching or accruing to them, including all rights to any dividends or other distributions declared, made or paid after the Closing Date.

         2.4 After the sale by the Vendors of the Purchased Shares in accordance with this Agreement, the Purchaser will hold, directly or indirectly, 100% of all the issued and outstanding shares of the Corporation.

3.       PURCHASE PRICE

         3.1 The purchase price (the "Purchase Price") payable by the Purchaser to the Vendor for the Purchased Shares and on account of the purchase and sale contemplated in Section 2 shall consist of:

                  3.1.1 the issue and allotment to the Vendor, on the Closing Date, of the First Tranche Shares;

                  3.1.2 the payment to the Vendor, on the Closing Date, of US$800,000 in cash (before deduction from such amount of any amounts owing from the Vendor to the Purchaser as described in Section 3.5); and

                  3.1.3 the issue and allotment to the Vendor, three (3) months after the Closing Date, of the Second Tranche Shares.

         3.2 Within sixty (60) days of the Closing Date, the Vendor shall, at its entire expense, (i) prepare or cause to be prepared and delivered to the Purchaser the Corporation's unaudited financial statements as of the Closing Date prepared in accordance with generally accepted accounting principles in Canada applied on a consistent basis throughout the period specified therein (the "Closing Financial Statements"), and
                  (ii) prepare and file, or cause to be prepared and filed, the corresponding corporate tax returns for the period ending on the day preceding Closing.

         3.3 Within thirty (30) days from receipt of the Closing Financial Statements pursuant to Section 3.2, or as soon thereafter as the Closing Financial Statements can reasonably be reviewed, the Purchaser shall cause its financial advisors to review, at the Purchaser's expense, the Closing Financial Statements. Prior to the expiry of the same period, the Purchaser may deliver to the Vendor a written statement describing its objections, if any, to the results presented in the Closing Financial Statements. Upon request by the Vendor, at any time after receipt from the Purchaser of the aforementioned statement, the Purchaser shall make available to the Vendor and any representatives designated by the Vendor such documents as the Vendor may reasonably request in connection with the review of the Closing Financial Statements. If the Purchaser raises any such objection within such period, the Purchaser and the Vendor shall use reasonable efforts to resolve any such dispute. If a final resolution is not obtained within ten (10) days after the Vendor receives the Purchaser's objections, any remaining dispute shall be resolved by an accounting firm or accountant mutually agreeable to the Purchaser and the Vendor. If the Parties cannot agree on such an accounting firm or accountant within eight (8) days after the expiration of said ten (10) day period, the reasonable determination of an accounting firm or accountant with whom the Purchaser has not directly dealt with in the past eighteen (18) months shall be final and binding upon the Parties. The fees and expenses of such accounting firm or accountant shall be paid by the Party whose last offer for settlement was farther from the determination of such accounting firm or accountant.

         3.4      The Vendor further guarantees that, as of the Closing Date,
                  (i) the loans and advances to the Corporation's shareholders, directors and officers shall have been reimbursed in full to the Corporation, (ii) the Corporation shall not have any long term indebtedness (being agreed that leasing of equipment entered into by the Corporation shall not be considered as "long term indebtedness"), and (iii) the Corporation shall not have any used operating line of credit. In the event that the review process described in Section 3.3 reveals that as of the Closing Date such loans and advances have not been entirely reimbursed and/or that the Corporation has any such long term indebtedness and/or that the Corporation has any such used operating line of credit, such loans and advances and such indebtedness shall immediately be reimbursed by an injection of funds by the Vendors, to the Company in cash on the basis of One Dollar ($1) for each Dollar ($1) due in accordance with this Section 3.4. Should the Vendor fail to so reimburse the loans, advances and indebtedness in accordance herewith within ten (10) days following the end of the review process described in Section 3.3, the Vendor shall compensate the Purchaser for the amounts not so reimbursed by a reduction of the Purchase Price, to be made by a reduction in the number of Second Tranche Shares remaining to be issued, and then by the reimbursement by the Vendor to the Purchaser of the respective portion of the Purchase Price previously paid, of an amount calculated on the basis of One Dollar ($1) for each Dollar ($1) due in accordance with this Section 3.4. For greater certainty, as to any remaining deficiency the Purchaser shall be entitled to claim indemnification therefor in accordance with this Agreement.

         3.5 The Parties acknowledge the loans previously made by the Purchaser to the Vendor in the principal amount of US$800,000.

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

4.       REPRESENTATIONS AND WARRANTIES OF THE VENDOR

         The Vendor represents to, warrants to and covenants with the Purchaser as follows:

         4.1      Enforceability of the Agreement

                  4.1.1 The Vendor is the sole and absolute owner of the Purchased Shares and the Proprietary Intangibles being bought and sold hereunder, with good and marketable title thereto free and clear of all Liens and it has full power and authority (or upon the Closing will have such authority) to sell, assign and transfer the Purchased Shares and such Proprietary Intangibles as herein provided.

                  4.1.2 Neither the entering into of this Agreement nor the consummation of any of the transactions contemplated hereby will:

                           4.1.2.1 result in the violation of (i) any of the terms or provisions of the articles or by-laws of the Vendor or the Corporation;
                                    (ii) any agreement, written or oral, to
                                    which the Vendor or the Corporation is a party; (iii) any license, permit, authorization, qualification or registration held by or in respect of any of the Vendor or the Corporation; or (iv) any law or regulation of any jurisdiction to which the Vendor or the Corporation is subject;

                           4.1.2.2 result in the creation or imposition of any Lien on any of the Purchased Shares or any of the property or assets of the Corporation or the Proprietary Intangibles being bought and sold hereunder; or

                           4.1.2.3 subject the Corporation to any financial or contractual penalty or liability other than pursuant to this Agreement.

                  4.1.3 There are no legal proceedings pending or threatened and no circumstances which may reasonably be expected to give rise to such proceedings which in any way might interfere with any of the transactions herein contemplated.

                  4.1.4 Except as disclosed in Schedule 4.1.4, there is not any notice to, filing with, or authorization, consent, permit or approval from, any Person, including, without limitation, any government, governmental agency or co-contractor of any of the Corporation or the Vendor, required on the part of any of the Vendor or the Corporation in connection with the transactions contemplated by this Agreement. All such consents that must be obtained by the Corporation or the Vendor in order to consummate the transactions contemplated herein shall have been obtained as of the Closing Date.

                  4.1.5 The transfer of the Purchased Shares contemplated herein shall by the Closing have been duly authorized by all corporate action required by the Corporation.

                  4.1.6 This Agreement has been duly executed and delivered by each of the Vendor and the Corporation, and constitutes a legal, valid and binding obligation of each of them, enforceable against such Person in accordance with its terms, subject only to any limitation under applicable laws relating to (i) bankruptcy, winding-up, insolvency, arrangement and other laws of general application affecting the enforcement of creditors' rights, and (ii) the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction.

         4.2      Subsidiaries

                  4.2.1 The Corporation does not have and has never had any subsidiaries.

                  4.2.2 The Corporation is not subject to any obligation or requirement to provide funds to or make any investment in any business or Person by way of loan, capital contribution or otherwise.

         4.3      Corporate Status

                  4.3.1 The Vendor (i) is duly incorporated and existing under the laws of Ontario, (ii) is in good standing under such laws, (iii) has full power and authority (or upon the Closing will have such authority) to sell the Purchased Shares and Proprietary Intangibles as herein provided and (iv) has full power to perform its obligations hereunder under all applicable laws and regulations (including all required consents and approvals).

                  4.3.2    The Corporation:

                           4.3.2.1 has been duly incorporated and organized under the laws of Canada, is an existing corporation in good standing under such laws and has filed all due annual returns required under the laws of each jurisdiction where it is obliged to file such returns;

                           4.3.2.2 has the corporate power to own, lease, occupy or otherwise hold the properties and rights now owned, leased, occupied or otherwise held by it and to conduct the Business, and has the right to do business in, and complies with applicable laws and regulations of, each jurisdiction in which the Business is conducted by it or the properties or rights owned, leased, occupied or otherwise held by it makes such compliance necessary; and

                           4.3.2.3 has full power to perform its obligations hereunder under all applicable laws and regulations (including all required consents and approvals).

                  4.3.3 The Vendor shall at the Closing deliver to the Purchaser true and complete copies of the certificate of incorporation and bylaws of the Corporation as then in effect, as well as the entire minute books of the Corporation, updated up to and including the Closing Date.

         4.4      Share Capital and Records

                  4.4.1 The authorized share capital of the Corporation is as indicated in its articles of incorporation dated July 4, 2000, and consists of an unlimited number of common shares without par value, an unlimited number of non-cumulative, non-voting, redeemable, Class A special shares without par value, and an unlimited number of non-cumulative, non-voting, redeemable, Class B special shares without par value, of which only one hundred (100) common shares have been issued and are currently outstanding, and each such issued share has been duly issued and is fully paid. On or before Closing, the Vendor shall cause the Corporation to issue to it such additional fully-paid common shares as are necessary to convert into common shares any indebtedness of the Corporation to be so converted as described in Schedule 4.6.6.

                  4.4.2 No Person has any agreement or option or any right or privilege (whether by law or by contract) capable of becoming an agreement or option:

                           4.4.2.1  to acquire any of the Purchased Shares;

                           4.4.2.2 to acquire any of the issued and outstanding shares of the Corporation;

                           4.4.2.3 to subscribe for or otherwise acquire any of the unissued shares of the Corporation;

                           4.4.2.4 to purchase or otherwise acquire from the Corporation any of its undertaking, property or assets, other than in the ordinary course of business.

                  4.4.3 The corporate records and minute book of each of the Company contain, in all material respects, complete and accurate minutes of all meetings of the directors and shareholders of said corporations held since their respective date of incorporation, and all such meetings were duly called and held. The share certificate books, registers of shareholders, registers of stocks, registers of transfers and registers of directors of the Corporation are complete and accurate. There exists no resolution or by-law relating to material transactions or decisions of the directors or shareholders of the Corporation which are not reflected in such corporate records and minute books.

                  4.4.4 Except as disclosed in Schedule 4.4.4, there is no shareholders' or similar agreement in respect of the Corporation.

                  4.4.5 Schedule 4.4.5 contains a complete list of all of the officers and directors of the Corporation as of the date hereof.

                  4.4.6 The Corporation does not exist as a result or incident of any amalgamation or merger between the Corporation and any other Person or between other Persons pursuant to which the properties or rights of the Corporation became or remained subject to the rights of the creditors of such previously existing Person or Persons.

                  4.4.7 Upon completion of the transactions contemplated by this Agreement, all of the issued and outstanding shares of the Corporation will be owned, directly or indirectly, by the Purchaser as the beneficial owner of record, with a good and marketable title thereto.

         4.5      Business and Goodwill

                  4.5.1 The Business is as described in Section 1.3 and the Corporation has not conducted any other business.

                  4.5.2 There is no location or jurisdiction where the Corporation presently has a place of business other than the location and jurisdiction where its registered offices are located, and save as disclosed in Schedule 4.5.2, the Corporation has not conducted business in any other place or jurisdiction otherwise than in carrying out contracts or negotiations therefore.

                  4.5.3 The Corporation is conducting its business in compliance with all applicable laws, rules and regulations of each jurisdiction in which such business is being carried on; is not in breach of any such laws, rules or regulations, except for breaches which in the aggregate are immaterial; is duly licensed, registered or qualified in each jurisdiction in which it owns or leases property or conducts its business to enable such business to be conducted as now conducted, and its properties and assets to be owned, leased and operated, and all such licenses, registrations and qualifications are valid, subsisting and in good standing, and none of the same contains any burdensome term, provision, condition or limitation which has or reasonably may be expected to have an adverse effect on the operation of such business. Schedule 4.5.3 contains a list of all licenses, registrations or qualifications held by the Corporation and said licenses, registrations or qualifications will not be terminated, modified or otherwise affected by the transactions contemplated herein.

                  4.5.4 The Corporation is not conducting nor has it conducted its business, including the Business, under any name other than its corporate name.

                  4.5.5 To the best of the Vendor's knowledge, information and belief, no event has occurred that might tarnish or diminish the goodwill and good reputation currently enjoyed by the Corporation.

         4.6      Assets and Liabilities

                  4.6.1    The Annual Financial Statements disclosed in Schedule
                           1.1 and the Interim Financial Statements disclosed in
                           Schedule 1.24 are accurate in all material respects and give a true and fair view of the financial position of the Corporation as at the date specified therein and the related profit and loss accounts and cash flow statements for the period then ended fairly present the results of the operations for the period then ended of the Corporation and have been prepared in accordance with generally accepted accounting principles in Canada applied on a consistent basis throughout the periods specified therein and applied on a basis consistent with each other. Except as disclosed in Schedule 4.6.1, since the date of the Annual Financial Statements there has been no material adverse change in the condition (financial or otherwise), assets, liabilities, licenses, permits, operations or business (including relationships with suppliers, customers, and others) of the Corporation.

                  4.6.2 Except to the extent reflected in the Annual Financial Statements and in the Interim Financial Statements (for which appropriate provisions have been taken) or in Schedule 4.6.2 or as may be otherwise stated herein or except for warranties that may be given in the ordinary course of business, the Corporation does not have any liabilities or obligations whether accrued, absolute, contingent or otherwise (including, without limitation, product liability as manufacturer, supplier or otherwise, liabilities as guarantor or otherwise with respect to obligations of others or lease liabilities or liabilities for Taxes) and whether due or to become due. The Corporation does not have any used operating line of credit or long term indebtedness (it being agreed that leases of equipment entered into by the Corporation shall not be considered as "long term indebtedness").

                  4.6.3 The Corporation has good and marketable legal and beneficial title to all its assets, including, without limitation, all those referred in the balance sheets included in the Annual Financial Statements and in the Interim Financial Statements (other than any thereof which was disposed of in the ordinary course of business) free and clear of any Liens, except for Liens specifically referred to in the Annual Financial Statements and in the Interim Financial Statements or disclosed in Schedule 4.6.3. All properties, equipment and machinery and all other tangible personal property either owned or leased by the Corporation are in good operating condition and repair, except for normal wear and tear and normal usage, and are in each case adequate for the conduct of the Business.

                  4.6.4 Except for the Liens disclosed in Schedule 4.6.3, the Corporation has valid leasehold interests in all its properties (moveable or immovable, personal or real), equipment and machinery free and clear of any Liens. All such leases (complete and correct copies of which have been made available to the Purchaser) are valid, subsisting and effective in accordance with their respective terms and no event or condition exists which constitutes or after notice or lapse of time or both would constitute a default thereunder by the lessor or the lessee.

                  4.6.5    Except as disclosed in Schedule 4.6.5, there is no:

                           4.6.5.1  Pending Litigation;

                           4.6.5.2 order, decree, injunction or judgment of any court, administrative agency or board or administrative or other tribunal against or affecting the Corporation;

                           4.6.5.3 legal impediment to the continued operation of the Business; or

                           4.6.5.4 material violation by the Corporation of any law, by-law, regulation, rule, policy, directive or protocol of any competent authority.

                  4.6.6 Except as disclosed in Schedule 4.6.6, the Corporation has not granted any loan or advance to any Person. The Corporation has no right to receive any sum from the Vendor (whether as shareholder, director, officer or otherwise) or any Person related to it. All shareholder loans and advances, if any, have been converted to equity prior to the Closing Date.

         4.7      Accounts Receivable and Ongoing Contracts

                  Schedule 4.7 contains a complete list of all of the Corporation's accounts receivable. Such accounts receivable and the ongoing contracts of the Corporation described in
                  Schedule 4.9.1 (including those reflected in the balance sheets included in the Annual Financial Statements and in the Interim Financial Statements) are bona fide, have been properly recorded in the financial or accounting records of the Corporation and represent amounts due to the Corporation for goods or services duly sold or rendered by the Corporation in the ordinary course of business, and no claim has been made or threatened with respect to the quality or warranty of such goods and services which has not been settled, and the said accounts receivable as well as the amounts of the said ongoing contracts are good and collectible in the normal course of business, free from any claim or right of set off or counterclaim, except to the extent of any provisions for bad debts reflected in said balance sheets and which are in compliance with normal past practices of the Corporation, and all accounts receivable which have accrued to the Corporation subsequent to the date of the Annual Financial Statements comply with the foregoing in all respects except to the extent of provisions for bad debts maintained at the same respective rates as reflected in the said balance sheets. Notwithstanding the generality of the foregoing, the Vendor covenants that the accounts receivable (net of such provisions for bad debts) described in Schedule 4.7 have been fully recovered, or are in the process (except to the extent not fully provisioned for) of being fully recovered, or shall be fully recovered, by payments in cash to the Corporation prior to the Closing Date or at the latest within four (4) months after the Closing Date. In the event that any such account receivable is not fully recovered by the Corporation at the expiry of the four
                  (4) month period, such outstanding amount shall constitute a Loss for which the Purchaser shall be entitled to compensation in accordance herewith. Upon being indemnified for such Loss by the Vendor, the Purchaser, at the Vendor's request, shall assign to the Vendor any account receivable for which it has received payment from the Vendor.

         4.8      Conduct of Business

                  Except as disclosed in Schedule 4.8, since the date of its incorporation, or unless indicated otherwise, the Corporation has been conducting its business in the normal course and it has not entered into any transaction other than in the normal course of its business consistent with past practice. Without limiting the generality of the foregoing, and except as disclosed in Schedule 4.8, since the date of its incorporation the Corporation has not:

                  4.8.1 purchased or redeemed directly or indirectly any securities issued by it;

                  4.8.2 except for the Purchased Shares, issued or sold or agreed to issue or sell any shares of its share capital or any option, warrant, conversion or other right to acquire any such share or any securities convertible into or exchangeable for such shares, or amended its articles of incorporation or by-laws;

                  4.8.3 acquired or sold, assigned, transferred, licensed, terminated, leased or disposed of any assets otherwise than in the ordinary course of business in accordance with its normal practices;

                  4.8.4 suffered or incurred any damage, destruction, loss or liability (whether or not covered by any insurance), any strike or other labor trouble, or any loss of employees or customers;

                  4.8.5 authorized or made any expenditure other than expenditures incurred in the normal course of business in accordance with its normal practices;

                  4.8.6 incurred any indebtedness or extended any credit, except in the ordinary course of its business and in accordance with its normal practices; or

                  4.8.7 agreed to take any of the actions described in Subsections 4.8.1 through 4.8.6.

                  Furthermore, still without limiting the generality of the foregoing, and except as disclosed in Schedule 4.8, the Corporation has not, since the date of the Annual Financial
                  Statements:

                  4.8.8 declared or paid any dividend or declared or made any other distribution on any of the shares of any class of its share capital or on any other of its securities;

                  4.8.9 made or authorized any payment (including any bonus payment) to any of its officers, directors or employees otherwise than at the regular rates payable to it in the ordinary course of business in accordance with its normal practices; or

                  4.8.10 agreed to take any of the actions described in Subsections 4.8.8 and 4.8.9.

         4.9      Contracts

                  4.9.1    Except as may be otherwise disclosed herein, Schedule
                           4.9.1 sets out all contracts or agreements, either written or oral, express or implied (including leases of real property), to which the Corporation is a party and which involve a material commitment, whether contingent or otherwise, by the Corporation.

                  4.9.2 Each of the contracts set out in Schedule 4.9.1 has been duly authorized and executed by or on behalf of the Corporation, is a valid and binding obligation of the Corporation, is in full force and effect and has not been the subject of a notice of termination, cancellation or non-renewal.

                  4.9.3 Neither the Corporation nor any other party to any of the contracts and agreements set out in Schedule
                           4.9.1 is in default or in breach of any such contract or agreement, nor does there exist any state of facts which, after notice or lapse of time or both, would constitute such a breach or default.

                  4.9.4 Pursuant to any agreement, contract, franchise, lease, license or permit, the Corporation does not hold, possess, use or have access to any special or material property or right of any nature belonging to any other Person which is necessary in the conduct of the Business, other than any such property or right for which an alternative or substitute property or right is reasonably expected to be available to the Corporation, upon the termination of any such agreement, contract, franchise, lease, license or permit, on terms and conditions substantially equivalent or more favorable to the Corporation.

                  4.9.5 Except as provided in Schedule 4.9.5, the Corporation is not bound by any contract or agreement which constrains or limits the Corporation in the conduct of its business and affairs, including the Business, or purports to do so, including, without limitation, any agreement concerning confidentiality, non-competition, non-solicitation or exclusivity otherwise than for those contracts and agreements entered into by the Corporation in the ordinary course of business.

                  4.9.6 The Corporation does not enjoy the benefit of any grant or other similar benefit, and may not become entitled to receive same from any government or municipality or any department, board or other instrumentality thereof, other than any such grants or other similar benefits which accrue or become available by operation of the law generally to Persons conducting businesses similar to those conducted by the Corporation, and the Corporation is complying with the terms and conditions upon which it is or may become entitled to receive any such grant, subvention or other benefit.

                  4.9.7 Except as provided for in Schedule 4.9.7, the Corporation is not a party to or bound by (i) any collective bargaining agreement or any other agreement with any union of employees, (ii) any agreement, written or oral, for the benefit of or with its employees, directors, officers or shareholders or any of the latter persons, including any written employment contract, (iii) any pension, bonus, profit sharing, compensation, retirement, deferred compensation, illness or other plan, agreement, trust, fund, or arrangement for the benefit of or with its employees, directors, officers or shareholders or any of the latter persons, or (iv) any agency, proxy consultation, mandate or representation contract, whether written or oral.

                  4.9.8 Except as disclosed in Schedule 4.9.8, the Corporation has not entered into any partnership, joint venture or other business arrangement or association with another Person whereby the Corporation shares business risks, profits or losses with such Person.

                  4.9.9 Except as disclosed in Schedule 4.9.9, all outstanding contracts, agreements and other outstanding transactions entered into by the Corporation have been entered into on an arm's length basis.

                  4.9.10 The Corporation has not given any guarantee or warranty in respect of any of the products sold or the services provided by it, except warranties made in the ordinary course of business and in the form of the Corporation's standard warranties and except for warranties implied by applicable law.

                  4.9.11 No claim has been made against the Corporation within the past three (3) years for breach of warranty or contract requirement or negligence or for a price adjustment or other concession in respect of any defect in or failure to perform or deliver any product, service or work.

                  4.9.12 The Corporation is not required to provide any letter of credit, bonds or other financial security arrangements in connection with any transactions with its suppliers or customers.

         4.10     Insurance

                  4.10.1 Each of the Corporation and its business and properties are insured with financially sound and reputable insurers against claims and losses from all such liabilities, hazards and risks, to such extent and in such amounts and with such deductible amounts therefrom as is customary for Persons operating like businesses and owning like properties, all as provided for in and by the policies and contracts of insurance described in Schedule 4.10.1 (which describes types of coverage, amount, deductible amount and policy numbers). Complete and correct copies of all such policies and contracts have been provided to the Purchaser.

                  4.10.2 All such policies and contracts of insurance are in full force and effect up to and including the Closing Date, and the Corporation is in good standing with respect to each such policy or contract to which it is a party, and all premiums thereof have been paid when due. The Vendor is not aware of any fact or event which may invalidate such policies.

                  4.10.3 The Corporation has not received a notice of a claim against it or its properties which would not be entirely covered (subject, as the case may be, to a deductible disclosed in Schedule 4.10.1) by the insurance policies it holds and the Vendor is not aware of any fact or circumstance which could give rise to such a claim.

         4.11     Taxes

                  4.11.1 The Corporation has duly and timely filed all tax returns required to be filed by it and has paid all Taxes which are due and payable on or prior to the date hereof. There are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return or the payment of any Taxes by the Corporation. In addition, the Corporation has been, at all relevant times, legally entitled to all credits for, or refunds of, any Taxes received by it and has no obligation to repay or reimburse such credits or refunds.

                  4.11.2 There are no actions, suits, proceedings, investigations or claims, threatened or pending against the Corporation in respect of Taxes nor are there any matters under discussion with any governmental or municipal authority relating to Taxes by any such authority.

                  4.11.3 The Corporation has withheld from each payment made to any of its officers, directors, employees, shareholders or creditors, all Taxes and other amounts which it is required by the laws to withhold or deduct and has duly remitted all Taxes and amounts so withheld or deducted to the proper recipients thereof within the delays and in the manner required by such laws.

         4.12     Intellectual Property

                  4.12.1 The Corporation owns, free and clear of any Liens (or otherwise has the lawful right to use in the manner that the same is now being used) each of the Proprietary Intangibles set out in Schedule 4.12.1 and the Corporation has not granted any license, permit or right to use any such Proprietary Intangibles other than in the ordinary course of the Business. The only Proprietary Intangibles used by the Corporation and belonging to the Vendor or any other Person are disclosed in Schedule 4.12.1 and (i) the same are lawfully used by the Corporation pursuant to proper licenses or similar rights of use,
                           (ii) the Corporation has paid, if applicable, all royalties, costs and expenses relating thereto and
                           (iii) the Corporation is not in default under such licenses and rights.

                  4.12.2 Each of the trademarks included in the Proprietary Intangibles is in use or has been in use during the three (3) years immediately preceding the Closing Date.

                  4.12.3 All statements contained in any applications for registrations of the Proprietary Intangibles were true and correct as of the date of such applications.

                  4.12.4 The Proprietary Intangibles do not infringe, and the Corporation has not received any notice, complaint, threat or claim alleging infringement of any patent, trademark, trade-name, copyright, industrial design, trade secret or any other intellectual property rights of any other person, and the Business does not include any activity which may constitute passing off.

                  4.12.5 The Corporation has in its possession all necessary drawings, artwork, specifications, prototypes and other documents and things necessary to establish the Corporation's ownership of those of the Corporation's Proprietary Intangibles referred to in Subsection
                           4.12.1 which are not capable of registration and to prove that such Proprietary Intangibles referred to in Subsection 4.12.1 are original and/or novel.

                  4.12.6 The Corporation is not a party to any contract for the sharing, exchanging or developing of, or for passing on or otherwise transferring to any Person, any trade secrets (or other confidential information relating to the Corporation) or any of the Corporation's Proprietary Intangibles.

         4.13     Computer Equipment and Software

                  4.13.1 The Corporation has not infringed or currently infringes any rights of any Person in using the Computer Equipment or the Computer Software and the continued use of such Computer Equipment and Computer Software following any change of ownership of the share capital of the Corporation will not give rise to any such infringement.

                  4.13.2 No Person has any right to prevent the Corporation from continuing to use the Computer Equipment or the Computer Software.

                  4.13.3 All material obligations of the suppliers, licensers, maintainers and repairers of the Computer Equipment and the Computer Software have been duly discharged (and in particular maintenance response times have been complied with) and the Vendor has no reason to believe that this will not continue to be the case.

         4.14     Environmental Matters

                  4.14.1 There are no investigations, inquiries, administrative proceedings, remedial orders, actions, suits, claims, legal proceedings or any other proceeding pending or threatened against the Corporation which involve, or relate to, Environmental Conditions, Environmental
                           Non-compliance or the release, use or disposal of any Hazardous Materials at any Facility.

                  4.14.2 There are no conditions, activities, procedures or other facts or circumstances at any Facility which constitute or could be reasonably expected to constitute in the future an Environmental Non-compliance or an Environmental Condition.

                  4.14.3 The Corporation has all Environmental Approvals that are presently required in order to carry on its operations and activities, including the Business, and said Environmental Approvals are in full force and effect; the Corporation is in compliance with all said Environmental Approvals.

         4.15     Labour Relations

                  Without restricting the provisions of Subsections 4.8.4, 4.9.7 and 4.11.3:

                  4.15.1 There is no collective agreement governing the labor relations of the Corporation with its employees, and no union has been recognized in respect thereof, nor is any proceeding in process for the recognition of a union or the conclusion of a collective agreement with respect to such employees.

                  4.15.2 Except as set out in the Annual Financial Statements and except for sums due to employees in the ordinary course of business which are accrued as of the Closing Date but payable at a later date, the Corporation has paid all sums due to its employees and has observed in all respects the provisions of
                           (i) all agreements, written or oral, for the benefit of or with its employees, directors and officers;
                           (ii) any pension, bonus, profit sharing, compensation, retirement, deferred compensation, illness or other plan, agreement, trust, fund or arrangement for the benefit of or with its employees, directors or officers; and (iii) all applicable laws and regulations respecting employment, including, but not limited to, labor standards legislation and regulations and legislation and regulations prohibiting discrimination; and, without limiting the generality of the foregoing, the Corporation has performed all its monetary or financial obligations under applicable workers' compensation or occupational health and safety legislation or other applicable labor legislation and has not received any remedial order or notice of offense under applicable legislation; and there is no complaint, civil action or other proceeding in process alleging a violation of any such agreement, plan, trust, fund, arrangement, law or regulation.

                  4.15.3 The Corporation has not received any remedial order or notice of offense under any applicable laws and regulations respecting employment except in respect of matters which have been settled or remedied since the issuance of such order or notice, and the Corporation has performed all of its financial or monetary obligations under such laws and regulations towards its employees and there are no facts which may give rise to a claim for which the Corporation might be held liable under the provisions of the said laws or regulations.

                  4.15.4 Schedule 4.15.4 contains (i) the list of all permanent or regular payroll employees as well as all personnel hired on a permanent or regular contractual basis by the Corporation and reflects accurately the salary (or remuneration, in the case of contractual persons), seniority, vacation entitlement and benefits (including any bonus, contribution, general expense or travel expense account) of each such employee and (ii) a description of the relationships between the Corporation and personnel hired occasionally on a contractual basis, either on a personal basis or on a secondment basis.

                  4.15.5 Since the date of the Annual Financial Statements no change has been made in the terms of employment of any employee of the Corporation otherwise than in the normal course of business and in accordance with normal practices, and the Corporation has not agreed to make any such change.

                  4.15.6 Except as disclosed in Schedule 4.15.6, all contracts of employment or service between the Corporation and its directors and employees are terminable by the Corporation without compensation except for compensation under applicable law, by giving the applicable minimum notice specified under the law.

                  4.15.7 All accruals for unpaid vacation pay, premiums for unemployment insurance, health premiums, accrued wages, salaries and commissions and employees benefit plan payments have been reflected in the books and records of the Corporation.

                  4.15.8 There is no unfunded liability under any employee retirement plan or other similar plan of the Corporation.

                  4.15.9 There is no person previously employed by the Corporation who now has or may have a right to return to work or to be re-instated or re-engaged by the Corporation under the provisions of any applicable law or regulation.

                  4.15.10 The Corporation is not involved, and has not been involved in any strike, lock-out, industrial or trade dispute or any negotiations with any trade union or body of employees.

                  4.15.11 There are no job share arrangements, flextime arrangements or early retirement schemes applicable to any employees of the Corporation.

                  4.15.12 The Corporation has not introduced or does not intend to introduce any short time working scheme or any redundancy scheme under which payments greater than those required by statute are payable.

         4.16     Bank Accounts, Financing and Security

                  Schedule 4.16 sets out:

                  4.16.1 the name of each bank, trust company or other Person with which the Corporation has an account or safekeeping arrangement or safety deposit box, the account numbers and the names of each Person authorized to operate or have access to such account, arrangement or box on behalf of the Corporation;

                  4.16.2 a list of all outstanding guarantees, indemnification, financing agreements, letters of credit or security documents to which the Corporation is a party or which are binding upon it and of all credit cards for which the Corporation is liable; and

                  4.16.3 the name of each Person holding a general or special power of attorney from the Corporation with a summary of the terms thereof.

         4.17     Conflicting Interests

                  4.17.1 Except that the extent that the Vendor operated the Business before it was transferred to the Corporation, the Vendor nor the Corporation owns, or during the last three (3) years has owned, directly or indirectly, or has, or during the last three (3) years has had, a substantial ownership interest in any business, corporate or otherwise, which is a party to, or in any property which is the subject of, business arrangements with the Corporation or which is competitive with any business or property of the Corporation, except through ownership of less than 5% of the outstanding shares of any entity whose securities are listed on a recognized securities exchange.

                  4.17.2 Neither any officer, director or shareholder of the Corporation nor any member of the family of any officer, director or shareholder of the Corporation owns directly or indirectly, or has a substantial ownership interest in any business, corporate or otherwise, which is a party to, or in any property which is the subject of, business arrangements with the Corporation or which is competitive with any business or property of the Corporation, except through ownership of less than 5% of the outstanding shares of any entity whose securities are listed on a recognized securities exchange.

         4.18     No Debts or Advances

                  Except as disclosed in Schedule 4.6.6, the Corporation does not have any outstanding liabilities, obligations, debts or accounts payable to the Vendor or any Person related to it.

         4.19     No Finder's or Broker's Fee

                  No Person has, or as a result of any of the transactions contemplated hereby will have, as a result of any commitment of the Vendor or the Corporation towards such Person, any right, interest or valid claim against or upon the Purchaser, the Corporation or any of their respective properties for any commission, fee or other compensation as broker or finder or for services in any similar capacity.

         4.20     Withholding Taxes

                  There are no Taxes which should be withheld by the Purchaser from the Purchase Price by reason of the residency of the Vendor or otherwise.

         4.21     Full Disclosure

                  4.21.1 The Vendor has made or caused to be made due inquiry, where appropriate, with personnel having proper knowledge of the business of the Corporation, with respect to each of the representations, warranties, and statements contained in this Agreement and in each of the Schedules or documents referred to herein or furnished to the Purchaser hereunder, and none of the same contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein and therein not misleading.

                  4.21.2   There is no fact or circumstance known to the Vendor:

                           (i) which materially and adversely or in the future may (so far as the Vendor can now reasonably foresee) materially and adversely affect the condition (financial or otherwise), property, assets, liabilities, business or operations of the Corporation; or

                           (ii) relating to the business of the Corporation which, if known to the Purchaser, might reasonably be expected to deter the Purchaser from consummating the transaction hereby contemplated or from consummating same at the Purchase Price.

5.       REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser represents and warrants to the Vendor as follows:

         5.1 The Purchaser (i) is duly incorporated and existing under the laws of Canada, (ii) is in good standing under such laws,
                  (iii) has full power and authority (or upon the Closing will have such authority) to purchase and acquire the Purchased Shares as herein provided and (iv) has full power to perform its obligations hereunder under all applicable laws and regulations (including all required consents and approvals).

         5.2 This Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser, enforceable against its in accordance with its terms, subject only to any limitation under applicable laws relating to (i) bankruptcy, winding-up, insolvency, arrangement and other laws of general application affecting the enforcement of creditors' rights, and (ii) the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction.

         5.3 The COGNICASE Shares to be issued to the Purchaser hereunder shall be issued as fully paid and non-assessable common shares in the capital of the Purchaser and shall by such issuance have been duly approved for listing on the Toronto Stock Exchange. Upon their issuance, the COGNICASE Shares shall not be subject to any restrictions as to the resale thereof in Ontario through persons registered, if required, under applicable laws and provided that no unusual effort is made to prepare the market or to create a demand for such shares and no extraordinary commission or consideration is paid in respect of the trade. Furthermore, the Purchaser shall not be liable to the Vendor in the event that the COGNICASE Shares become subject to restrictions on their resale if such restrictions arise due to changes in the applicable legislation or regulations.

         5.4 The Purchaser is not aware of any legal proceedings pending or threatened or of any circumstances which may reasonably be expected to give rise to such proceedings which in any way might interfere with the purchase of or payment for the Purchased Shares.

6.       PRE-CLOSING COVENANTS OF THE PARTIES

         6.1      Conduct of Business Prior to Closing

                  6.1.1 During the Interim Period, the Vendor will cause the Corporation to conduct the Business in the ordinary course.

                  6.1.2 Without limiting the generality of Section 6.1.1, during the Interim Period the Vendor will cause the Corporation to:

                           6.1.2.1 use its best efforts to preserve intact the current business organization of the Corporation, keep available the services of the present employees and agents of the Corporation and maintain good relations with, and the goodwill of, suppliers, customers, landlords, creditors, distributors and all other Persons having business relationships with the Corporation;

                           6.1.2.2 confer with the Purchaser concerning operational matters of a material nature;

                           6.1.2.3 use its best efforts consistent with past practice to cause the Corporation to retain possession and control of its assets and preserve the confidentiality of any confidential or proprietary information of the Business or the Corporation;

                           6.1.2.4 conduct the Business in such a manner that on the Closing Date, the representations and warranties of the Vendor contained in this Agreement shall be true, correct and complete as if such representations and warranties were made on and as of such date; and

                           6.1.2.5 otherwise periodically report to the Purchaser concerning the state of the Business and the Corporation.

         6.2      Access for Due Diligence

                  6.2.1 During the Interim Period, the Vendor and the Corporation shall furnish to the Purchaser or its employees, agents, counsel, accountants or other representatives, such financial and operating data and other information with respect to the Corporation and the Purchased Shares as the Purchaser shall from time to time reasonably request.

         6.3      Actions to Satisfy Closing Conditions

                  6.3.1 The Vendor shall take all such actions as are within its power to control and to use its best efforts to cause other actions to be taken which are not within its power to control, so as to ensure compliance with all of the conditions set forth in Section 7.1 including ensuring that during the Interim Period and at Closing, there is no breach of any of its representations and warranties.

                  6.3.2 The Purchaser shall take all such actions as are within its power to control and to use its best efforts to cause other actions to be taken which are not within its power to control, so as to ensure compliance with all of the conditions set forth in
                           Section 7.2 including ensuring that during the Interim Period and at Closing, there is no breach of any of its representations and warranties.

         6.4      Transfer of the Purchased Shares, etc.

                  6.4.1 During the Interim Period the Vendor shall take all necessary steps and corporate proceedings to permit good title to the Purchased Shares to be duly and validly transferred and assigned to the Purchaser at the Closing, and to permit good title to any property of the Business held by the Vendor to be duly and validly transferred and assigned to the Corporation prior to Closing, in each case free of all Liens, and in the case of the Purchased Shares other than the restrictions on transfer, if any, contained in the articles of the Corporation.

         6.5      Request for Consents

                  The Vendor will use its best efforts to obtain, prior to Closing, all consents of third parties necessary or advisable to effect the transactions contemplated herein. Such consents shall be upon such terms as are acceptable to the Purchaser, acting reasonably. The Purchaser will co-operate in obtaining such consents.

         6.6      Notice of Untrue Representation or Warranty

                  The Vendor shall promptly notify the Purchaser, and the Purchaser shall promptly notify the Vendor, upon any representation or warranty made by it contained in this Agreement or any ancillary agreement becoming untrue or incorrect during the Interim Period and for the purposes of this Section each representation and warranty shall be deemed to be given at and as of all times during the Interim Period. Any such notification shall set out particulars of the untrue or incorrect representation or warranty and details of any actions being taken by the Vendor or the Purchaser, as the case may be, to rectify that state of affairs.

7.       CONDITIONS OF CLOSING

         7.1      Conditions for the Benefit of the Purchaser

                  The purchase and sale of the Purchased Shares is subject to the following conditions to be fulfilled or performed prior to Closing, which conditions are for the exclusive benefit of the Purchaser and may be waived, in whole or in part, by the Purchaser in its sole discretion:

                  7.1.1    Truth of Representations and Warranties

                           The representations and warranties of the Vendor contained in this Agreement or in any ancillary agreement shall be true and correct as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of such date and the Vendor shall have executed and delivered a certificate of a senior officer to that effect. The receipt of such certificate and the Closing shall not constitute a waiver by the Purchaser of any of the representations and warranties of the Vendor which are contained in this Agreement or in any ancillary agreement. Upon the delivery of such certificates, the representations and warranties of the Vendor in this Agreement shall be deemed to have been made on and as of the Closing Date with the same force and effect as if made on and as of such date.

                  7.1.2    Performance of Covenants

                           Each of the Vendor and the Corporation shall have fulfilled or complied with all covenants contained in this Agreement and in any ancillary agreement to be fulfilled or complied with by it at or prior to the Closing, and shall have executed and delivered a certificate of a senior officer to that effect. The receipt of such certificate and the Closing shall not constitute a waiver by the Purchaser of any of the covenants of the Vendor which are contained in this Agreement or any ancillary agreement.

                  7.1.3    Consents

                           All consents of third parties necessary or advisable to effect the transactions contemplated herein shall have been obtained on terms acceptable to the Purchaser acting reasonably.

                  7.1.4    Due Diligence

                           The Purchaser shall have completed its investigation into the Corporation, the Business, the Vendor's title to the Purchased Shares, and all other matters it deems relevant and such investigation shall not have disclosed any matter which the Purchaser, acting reasonably, considers to be materially adverse to the Corporation, the Business or materially adverse to its decision to acquire the Purchased Shares.

                  7.1.5    Board Approval.

                           The Board of Directors of the Purchaser shall have approved the transactions contemplated herein.

                  7.1.6    Deliveries

                           The Vendor shall deliver or cause to be delivered to the Purchaser the following in form and substance satisfactory to the Purchaser acting reasonably:

                           7.1.6.1  share certificates representing the
                                    Purchased Shares duly endorsed in blank for transfer, or accompanied by irrevocable security transfer powers of attorney duly executed in blank, in either case by the Vendor, together with evidence satisfactory to the Purchaser that the Purchaser or its nominee(s) have been entered upon the books of the Corporation as the holder of the Purchased Shares;

                           7.1.6.2  certified copies of (i) the charter
                                    documents and by-laws of each of the Vendor and the Corporation, (ii) all resolutions of the shareholders and the board of directors of each of the Vendor and the Corporation approving the entering into and completion of the transaction contemplated by this Agreement and the ancillary agreements, and
                                    (iii) a list of the officers and directors authorized to sign agreements together with their specimen signatures;

                           7.1.6.3 a certificate of status, compliance, good standing or like certificate with respect to the Vendor and the Corporation issued by appropriate government officials of their respective jurisdictions of incorporation and, in the case of the Corporation, of each jurisdiction in which the Corporation carries on its business as listed in
                                    Schedule 4.5.2; and

                           7.1.6.4 the documents and other deliveries referred to Schedule 7.1.6.4 under the heading "Purchaser", as applicable fully executed and delivered by the parties thereto.

                  7.1.7    Proceedings

                           All proceedings to be taken in connection with the transactions contemplated in this Agreement and any ancillary agreement shall be satisfactory in form and substance to the Purchaser, acting reasonably, and the Purchaser shall have received copies of all instruments and other evidence as it may reasonably request in order to establish the consummation of such transactions and the taking of all necessary proceedings in connection therewith; and

         7.2      Conditions for the Benefit of the Vendor

                  The purchase and sale of the Purchased Shares is subject to the following conditions to be fulfilled or performed prior to the Closing, which conditions are for the exclusive benefit of the Vendor and may be waived, in whole or in part, by the Vendor in its sole discretion:

                  7.2.1    Truth of Representations and Warranties.

                           The representations and warranties of the Purchaser contained in this Agreement and in any ancillary agreement shall be true and correct as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of such date and the Purchaser shall have executed and delivered a certificate of a senior officer to that effect. The receipt of such certificate and the Closing shall not constitute a waiver of the representations and warranties of the Purchaser which are contained in this Agreement or any ancillary agreement. Upon delivery of such certificates, the representations and warranties of the Purchaser in
                           Section 5 shall be deemed to have been made on and as of the Closing Date with the same force and effect as if made on and as of such date.

                  7.2.2    Performance of Covenants.

                           The Purchaser shall have fulfilled or complied with all covenants contained in this Agreement and in any ancillary agreement to be fulfilled or complied with by it at or prior to the Closing and the Purchaser shall have executed and delivered a certificate of a senior officer to that effect. The receipt of such certificate and the Closing shall not constitute a waiver by the Vendor of the covenants of the Purchaser which are contained in this Agreement or any ancillary agreement.

                  7.2.3    Deliveries

                           The Purchaser shall deliver or cause to be delivered to the Vendor, in form and substance satisfactory to the Vendor acting reasonably, the documents and other deliveries referred to Schedule 7.1.6.4 under the heading "Vendor", as applicable fully executed and delivered by the parties thereto.

                  7.2.4    Proceedings

                           All proceedings to be taken in connection with the transactions contemplated in this Agreement and any ancillary agreement shall be satisfactory in form and substance to the Vendor, acting reasonably, and the Vendor shall have received copies of all the instruments and other evidence as it may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

8.       SURVIVAL AND RELIANCE ON REPRESENTATIONS AND WARRANTIES AND
         INDEMNIFICATION

         8.1      Survival Notwithstanding Investigation

                  The representations and warranties set forth herein and the obligations of the Parties hereto with respect thereto shall survive the date hereof and shall be effective as of the date hereof and continue in full force and effect in accordance with the terms of this Agreement, notwithstanding any investigation conducted by the Purchaser or its representatives before the Closing Date.

         8.2      Indemnification by the Vendor

                  The Vendor shall be liable to each of the Purchaser and the Corporation and shall defend, indemnify and hold them harmless against any and all Losses arising out of or related to:

                  8.2.1 the breach of any agreement, covenant, representation or warranty of the Vendor contained in this Agreement or in any document required to be furnished by the Vendor to the Purchaser hereunder;

                  8.2.2 the non-fulfillment of any agreement, covenant or obligation of any of the Vendor contained in this Agreement, to the extent not waived in writing by the Purchaser; and

                  8.2.3 any amount payable by the Corporation or the Purchaser under any Pending Litigation.

         8.3      Indemnification by the Purchaser

                  The Purchaser shall be liable to the Vendor and shall defend, indemnify and hold it harmless against any and all Losses arising out of:

                  8.3.1 the breach of any agreement, covenant, representation or warranty of the Purchaser contained in this Agreement or in any document required to be furnished by the Purchaser to the Vendor hereunder;

                  8.3.2 the non-fulfillment of any agreement, covenant or obligation of the Purchaser contained in this Agreement, to the extent not waived in writing by the Vendor.

         8.4      Claim Notice

                  8.4.1 If, during the term of this Agreement, either Party believes that it has incurred or suffered a Loss pursuant to Section 8.2 or 8.3 hereof, it shall give a written notice of such claim (a "Claim Notice") to the other Party (the "Notified Party"). Each Claim Notice shall state the amount of claimed damages (the "Claimed Amount") and the basis for such claim.

                  8.4.2 Within ten (10) calendar days after delivery of a Claim Notice, the Notified Party shall provide to the other Party a written response (the "Response Notice") in which the Notified Party shall: (i) agree to the Claimed Amount, (ii) agree to part, but not all, of the Claimed Amount (such part being the "Agreed Amount"), or (iii) contest all of the Claimed Amount. If no Response Notice is delivered by the Notified Party within such ten (10) day period, he shall be deemed to have agreed to the full value of the Claimed Amount.

                  8.4.3 If the Notified Party agrees (or is deemed to have agreed) to the full value of the Claimed Amount, the Notified Party shall, promptly following the earlier of the required delivery date for the Response Notice or the delivery of the Response Notice, deliver to the other Party a certified cheque representing the Claimed Amount.

                  8.4.4 If the Notified Party agrees to part, but not all, of the Claimed Amount, the Notified Party shall promptly, following the delivery of the Response Notice, deliver to the other Party a certified cheque representing the Agreed Amount set forth in such Response Notice.

                  8.4.5 The Parties agree that if the Notified Party contests all or part of the Claimed Amount (the "Contested Amount"), the Parties shall attempt in good faith to agree upon their respective rights with respect to the Claimed Amount. If no such agreement can be reached after good faith negotiations, the matter shall be settled by arbitration in accordance with
                           Section 11.10 hereof.

                  8.4.6    The final decision of the arbitrator pursuant to
                           Section 11.10 hereof shall be furnished to the Parties in writing and shall constitute a conclusive determination of the issue in question, binding upon the Parties and shall not be contested by any of them. Such decision may be used in a court of law only for the purpose of seeking enforcement of the arbitrator's award.

                  8.4.7 If a claim is made by the Purchaser pursuant to Subsection 8.2 and the Vendor (i) agrees to the Claimed Amount or to an Agreed Amount, (ii) comes to an agreement with the Purchaser with regard to the claim whereby an amount is due to the Purchaser, or
                           (iii) is required to pay an amount to the Purchaser in accordance with a final decision of the arbitrator pursuant to Section 11.10 hereof, then the Purchaser shall be entitled to reduce the number of Second Tranche Shares by such number of shares calculated by dividing the amount due to the Purchaser by the Vendor (including any interest thereon) by the issue price of the Second Tranche Shares.

                  8.4.8 If a Claim Notice has been notified by the Purchaser or the Corporation and has not been resolved prior to the issuance of the Second Tranche Shares, the number of Second Tranche Shares to be issued by the Purchaser shall be reduced by such number of shares calculated by dividing the Contested Amount by the issue price of the Second Tranche Shares (the "Contested Shares").

                  8.4.9 If the parties come to an agreement with regard to the claim underlying the Contested Shares, the Purchaser shall, within five (5) Business Days of such agreement, issue such number of shares as is obtained by dividing the amount which the parties have agreed has to be remitted to the Vendor, if any, by the issue price of the Second Tranche Shares.

                  8.4.10 Alternatively, within five (5) Business Days of the notification to the Purchaser of the final decision of the arbitrator pursuant to Section 11.10 hereof, the Purchaser shall issue such number of shares as is obtained by dividing the amount awarded to the Vendor under such decision, if any, by the issue price of the Second Tranche Shares.

                  8.4.11 If the Vendor becomes liable to pay the Purchaser any sum pursuant to Section 8.2, the Vendor will be liable to pay interest on such sum, from the date of receipt by the Vendor of a Claim Notice, at the annual rate of seven percent (7%), accruing on a daily basis until payment is made.

         8.5      Indemnification against Third Party Claims

                  8.5.1 Promptly upon receipt by a Party (herein referred to as the "Indemnitee") of a notice of any Third Party Claim in respect of which the Indemnitee proposes to demand indemnification from the other Party (the "Indemnitor"), the Indemnitee shall give a reasonably detailed notice to that effect together with all relevant supporting documents to the Indemnitor with reasonable promptness; provided, however, that failure to give or delay in giving such notice shall not relieve the Indemnitor of its obligations hereunder except and solely to the extent of any prejudice caused to the Indemnitor by such failure or delay.

                  8.5.2 The Indemnitor shall have the right, by notice to the Indemnitee not later than ten (10) days after receipt of the notice described in Subsection 8.4.1, to assume the control of the defense, compromise or settlement of the Third Party Claim, provided that:

                           8.5.2.1 such assumption shall, by its terms, be without cost to the Indemnitee; and

                           8.5.2.2 the Indemnitor shall at the Indemnitee's request furnish it with reasonable security against any costs or other liabilities to which it may be or become exposed by reason of such defense, compromise or settlement.

                  8.5.3 Upon the assumption of control by the Indemnitor as aforesaid, the Indemnitor shall, at its expense, diligently proceed with the defense, compromise or settlement of the Third Party Claim at the Indemnitor's sole expense, including employment of counsel reasonably satisfactory to the Indemnitee and, in connection therewith, the Indemnitee shall co-operate fully, but at the expense of the Indemnitor, to make available to the Indemnitor all pertinent information and witnesses under the Indemnitee's control, make such assignments and take such other steps as in the opinion of counsel for the Indemnitor are necessary to enable the Indemnitor to conduct such defense, provided always that the Indemnitee (i) shall be entitled to reasonable security from the Indemnitor for any expense, costs or other liabilities to which it may be or may become exposed by reason of such co-operation, and (ii) shall not be obliged to take any measures which, in the opinion of the Indemnitee's legal counsel, could be prejudicial or unfavorable to the Indemnitee.

                  8.5.4 The final determination of any such Third Party Claim, including all related costs and expenses, will be binding and conclusive upon the Parties hereto and upon the Corporation as to the validity or invalidity, as the case may be, of such Third Party Claim against the Indemnitor hereunder.

                  8.5.5 Should the Indemnitor fail to give notice to the Indemnitee as provided in Subsection 8.4.2, the Indemnitee shall be entitled to make such settlement of the Third Party Claim as in its sole discretion may appear advisable, and such settlement or any other final determination of the Third Party Claim shall be binding upon the Indemnitor, subject to the right of the Indemnitor to dispute in accordance with
                           Section 11.10 herewith that an indemnification is due pursuant to Section 8.2 or Section 8.3.

         8.6      Calculation of Indemnification

                  8.6.1 The amount of the indemnification for any Loss which the Purchaser or the Vendor shall be entitled to receive from any Party hereto pursuant to this Agreement shall be payable on demand and shall be determined on a pre-tax basis (that is, without taking into account any tax savings by the Party requesting such indemnification and including legal fees and costs incurred by the party who incurred or suffered a Loss or by an Indemnitee in connection with a claim) but after giving effect to any insurance recoveries and recoveries from third parties.

         8.7      Expiry of Liability

                  8.7.1 Except as set out in Subsections 8.7.2 and 8.7.3, the representations and warranties of the Parties herein shall terminate upon the expiry of the period of three (3) years following the Closing Date, except
                           (i) in the case of fraud, intentional
                           misrepresentation or a deliberate or willful breach in which case they shall survive indefinitely or (ii) to the extent that, during such period, a claim in respect of any such representation or warranty is made and communicated to the Party from which the indemnification is requested by notice in writing (containing details of the event giving rise to the claim and, where possible, an estimate of the amount of the claim which results), in which case such representation and warranty shall continue in full force and effect until the final determination of such claim.

                  8.7.2    The representations and warranties contained in
                           Section 4.11 shall terminate six (6) months after the expiry of the limitation or prescription period under the relevant taxing statutes, but the Purchaser covenants that, from and after the date hereof, it will exercise reasonable efforts to ensure that it does not, without the prior consent of the Vendor (which consent shall not be unreasonably withheld), enter into any agreement, waiver or other arrangement which provides for an extension of time with respect to the filing of any tax return or the payment or assessment of any Taxes dealt with by any such representation or warranty.

                  8.7.3 The representations and warranties contained in Sections 4.1, 4.2, 4.3, 4.12 and 4.20 and Subsections 4.4.1, 4.4.2, 4.4.3, 4.4.4, 4.4.6 and 4.4.7 shall survive indefinitely.

9.       CLOSING

         The sale and purchase of the Purchased Shares herein provided for shall be consummated and completed on the Closing Date.

         9.1 On the Closing Date, the Vendor shall deliver or cause to be delivered to the Purchaser free and clear of all Liens:

                  9.1.1 duly executed certificates for the Purchased Shares, registered in the name of the Purchaser or its duly appointed nominee; and

                  9.1.2 all such other agreements, contracts, certificates, opinions, consents, approvals, and other documents required hereunder to be delivered by any of the Corporation or the Vendor and not received by the Purchaser or which the Purchaser, acting reasonably, may require any of the Corporation or the Vendor to deliver, the whole for the purposes of completing the transfer of the Purchased Shares and the Proprietary Intangibles or setting it up against third parties and completing the other transactions provided for herein.

         9.2 On the Closing Date, the Purchaser shall pay to the Vendor the cash portion of the Purchase Price payable on Closing (after deduction therefrom of any amounts owing to the Purchaser by the Vendor as described in Section 3.5) and shall deliver or cause to be delivered to the Vendor, free and clear of all Liens, the certificates for the First Tranche Shares, registered in its name, and all other agreements, contracts, certificates, opinions, consents, approvals, and other documents required hereunder to be delivered by the Purchaser and not received by the Vendor.

         9.3      Subject to the terms and conditions of this Agreement, three
                  (3) months following the Closing Date, the Purchaser shall deliver or cause to be delivered to the Vendor, free and clear of all Liens, the certificates for the Second Tranche Shares, registered in its name.

10.      TERMINATION

         10.1     Termination by Purchaser

                  If any of the conditions set forth in Section 7.1 have not been fulfilled or waived at or prior to Closing or any obligation or covenant of the Vendor or the Corporation to be performed at or prior to Closing has not been observed or performed by such time, the Purchaser may terminate this Agreement by notice in writing to the Vendor, and in such event the Purchaser shall be released from all obligations hereunder save and except for its obligations under Section
                  11.4 which shall survive. The Vendor shall only be released from its obligations hereunder if the condition or conditions for the non-performance of which the Purchaser has terminated this Agreement are not reasonably capable of being performed or caused to be performed by the Vendor. If the Purchaser waives compliance with any of the conditions, obligations or covenants contained in this Agreement, the waiver will be without prejudice to any of its rights of termination in the event of non-fulfillment, non-observance or non-performance of any other condition, obligation, or covenant in whole or in part.

         10.2     Termination by Vendor

                  If any of the conditions set forth in Section 7.2 have not been fulfilled or waived at or prior to Closing or any obligation or covenant of the Purchaser to be performed at or prior to Closing has not been observed or performed by such time, the Vendor may terminate this Agreement by notice in writing to the Purchaser, and in such event the Vendor shall be released from all obligations hereunder save and except for its obligations under Section 11.4, which shall survive. The Purchaser shall only be released from its obligations hereunder if the condition or conditions for the non-performance of which the Vendor has terminated this Agreement are not reasonably capable of being performed or caused to be performed by the Purchaser. If the Vendor waives compliance with any of the conditions, obligations or covenants contained in this Agreement, the waiver will be without prejudice to any of its rights of termination in the event of non-fulfillment, non-observance or non-performance of any other condition, obligation or covenant in whole or in part.

         10.3     Other Termination Rights

                  This Agreement may, prior to or on the Closing Date, be terminated by written agreement of the Vendor and the Purchaser.

         10.4     Effect of Termination

                  Each Party's right of termination under this Section is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. Nothing in this Section shall limit or affect any other rights or causes of action either the Purchaser or the Vendor may have with respect to the representations, warranties, covenants and indemnities in its favour contained in this Agreement. For greater certainty, upon the termination or non-completion of this Agreement for any reason, the agreements between the Parties governing the indebtedness of the Vendor to the Purchaser shall continue to have full force and effect in accordance therewith.

11.      MISCELLANEOUS

         11.1     Notices

                  Any notice, consent or other communication (a "Notice") given pursuant to or in connection with this Agreement shall be in writing and shall be sufficiently given to the Person to whom it is addressed if transmitted by facsimile (and confirmed by mail), delivered in person or sent by prepaid registered mail to or for such Person at the address of such Person indicated below or at such other address as such Person shall have theretofore notified to a Party or Parties hereto in accordance herewith. Notwithstanding the foregoing, in case of strike, lock-out or other event, real or apprehended, which causes or would cause the interruption of the postal service, the Notice shall be delivered in person or transmitted by facsimile.

                  To the Vendor:

                  ThinkPath Inc.
                  55 University Avenue
                  Fourth Floor
                  Toronto, Ontario
                  M5J 2H7


                  Attention: Chief Executive Officer and Chief Financial Officer

                  Telecopier No.:  (416) 364-3178

                  To the Purchaser:

                  COGNICASE Inc.
                  111, Duke Street
                  9th Floor
                  Montreal, Quebec
                  H3C 2M1

                  Attention:  Corporate Secretary

                  Telecopier No.:  (514) 228-8955

         11.2     Interpretation

                  11.2.1 The article, section, subsection and paragraph headings contained herein are included for convenience of reference only, are not intended to be full or accurate descriptions of the content thereof and shall not affect or be utilized in the construction or interpretation of this Agreement.

                  11.2.2 Words importing the singular include the plural and vice versa; and words importing gender include all genders.

                  11.2.3 This Agreement shall in all respects be governed by and construed in accordance with laws of the Province of Ontario and the laws of Canada applicable therein, including all matters of construction, validity and performance.

         11.3     Time of the Essence

                  Time shall be of the essence of this Agreement. The mere lapse of time for performing an obligation shall constitute the debtor of said obligation in default. Whenever any payment is to be made or any action is to be taken hereunder on a day other than a Business Day, such payment shall be made or such action shall be taken on the next succeeding Business Day.

         11.4     Expenses

                  Each Party shall pay its own costs and expenses incurred in connection with the authorization, preparation, execution and performance of this Agreement, including, without limitation, all fees and expenses of its legal counsel, accountant, employees, agents and representatives.

         11.5     Successors and Assigns

                  This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors, heirs, executors, administrators, representatives and permitted assigns provided that no benefit or obligation under this Agreement may be voluntarily assigned by any Party other than in accordance with the present Agreement. This Agreement shall only be assigned by a Party with the prior written authorization of the other Parties.

         11.6     Further Assurances

                  Each Party hereto shall, upon the request of the other Party, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered all such further acts, deeds, assignments, transfers, conveyances, agreements or other documents as in the opinion of counsel for the requesting Party may be reasonably necessary or desirable to effect complete consummation of the transactions contemplated by this Agreement.

         11.7     Severability

                  If any provision of this Agreement shall be held illegal, invalid or unenforceable by any competent court in any relevant jurisdiction, such illegality, invalidity or unenforceability shall attach only to such provision in such jurisdiction and such provision shall be severed herefrom and be ineffective to the extent of such illegality, invalidity or unenforceability and shall not affect or impair or render illegal, invalid or unenforceable such provision in any other jurisdiction or any other provision of this Agreement in any jurisdiction.

         11.8     Entire Agreement

                  This Agreement embodies the entire agreement and understanding among the Parties hereto and supersedes all prior negotiations, agreements and term sheets (including the Offer) between such Parties with respect to the subject matter hereof). For greater certainty, this Agreement does not supersede the loan agreements between the Vendor and the Purchaser for the indebtedness referred to in Section 3.5.

         11.9     Amendments, Waivers and Consents

                  Neither this Agreement nor any of the terms hereof may be changed, waived, discharged or terminated otherwise than by an instrument in writing signed by the Party against which enforcement of such change, waiver, discharge or termination is sought. Any waiver of any term or condition or any breach of any covenant of this Agreement shall not operate as a waiver of any other such term or condition or breach, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof.

         11.10    Arbitration

                  Any controversy, claim or dispute arising out of or in connection with the negotiation, performance or non-performance of this Agreement shall be solely and finally settled by arbitration under the provisions of the Arbitration Act, (Ontario), which provisions are deemed to be incorporated by reference into this clause subject however to the following:

                  11.10.1  the Parties shall appoint one arbitrator;

                  11.10.2 if the Parties fail to agree to an arbitrator, such arbitrator shall be appointed by a judge of the Superior Court of Justice (Ontario);

                  11.10.3 should the arbitrator die, resign, refuse to act, or become incapable of performing his or her functions, a new arbitrator shall be appointed as set out herewith. When a vacancy is filled, the newly appointed arbitrator shall exercise his or her discretion to determine whether any hearings shall be repeated;

                  11.10.4 as soon as practicable after the appointment of the arbitrator and in any event no later than thirty (30) days after the arbitrator has been appointed, the claimant shall deliver to the respondent (with copy to the arbitrator) a statement of case, containing particulars of his or its claims and written submissions in support thereof, together with any documents relied on;

                  11.10.5 within thirty (30) days of the receipt of the claimant's statement of case, the respondent shall deliver to the claimant (with copy to the arbitrator) a statement of case in answer, together with any counterclaim and any documents relied upon;

                  11.10.6 within thirty (30) days of the receipt by the claimant of any statement of counterclaim by the respondent, the claimant may deliver to the respondent (with copy to the arbitrator) a reply to counterclaim together with any additional documents relied upon;

                  11.10.7 as soon as practicable after his or her appointment, the arbitrator shall convene a meeting with the Parties or their representatives to determine the procedure to be followed in the arbitration. The procedure shall be as agreed by the Parties or, in default of agreement, as determined by the arbitrator. However, the following procedural matters shall in any event be taken as agreed:

                           11.10.7.1  the arbitrator may in his or her
                                      discretion hold a hearing and make an
                                      award in relation to any preliminary issue at the request of either party and shall do so at the joint request of both Parties;

                           11.10.7.2 the arbitrator shall hold a hearing, or hearings, relating to substantive issues unless the Parties agree otherwise in writing;

                           11.10.7.3 the arbitrator shall issue his or her final award within thirty (30) days of the last hearing of the substantive issues in dispute between the Parties, but shall not lose jurisdiction by reason of its failure to respect this deadline;

                           11.10.7.4 in the event of default by either party in respect of any procedural order made by the arbitrator, the arbitrator shall have power to proceed with the arbitration and to make his or her award.

                  All expenses and fees relating to the arbitration process set out in this Section 11.10 shall be, unless decided otherwise by the arbitrator, split equally between all Parties.

         11.11    Articles, Sections and Schedules

                  References to Articles, Sections and Schedules are to Articles, Sections of and Schedules to this Agreement. The Schedules form part of this Agreement and will have the same force and effect as if expressly set out in the body of this Agreement.

         11.12    Interest

                  If the Vendor becomes liable to pay the Purchaser any sum pursuant to this Agreement, whether a liquidated sum or by way of damages or otherwise, the Vendor will be liable to pay interest on such sum from the due date for payment at the annual rate of seven percent (7%), accruing on a daily basis until payment is made, whether before or after any judgment.

         11.13    Partial release

                  A Party may release or compromise the liability of, or grant time or any other indulgence to, any Party without in any way prejudicing or affecting the liability (whether joint and several or otherwise) of any other Party.

         11.14    Cumulative Remedies

                  The rights and remedies expressly provided for by this Agreement shall not exclude any rights or remedies provided by law.

         11.15    Counterparts

                  This Agreement may be executed by the Parties hereto in several counterparts, each of which when so executed and delivered shall be an original and all such counterparts shall together constitute one and the same instrument.

         11.16    Language

                  The parties hereto have specifically required that this Agreement, to the exclusion of the Schedules, and all related documents be drafted in English. Les parties aux presentes ont expressement exige que la presente convention soit redigee en anglais.



                            [Signature page follows]

IN WITNESS WHEREOF the Parties hereto have executed this Agreement as of the date first hereinbefore written.

COGNICASE Inc.


By:
---------------------------------------
Name:
Title:


THINKPATH INC.                           NJOYN SOFTWARE INCORPORATED



By:                                      By:

---------------------------------------  ---------------------------------------
Name:  Kelly Hankinson                   Name:   Kelly Hankinson
Title: Chief Financial Officer           Title:  Secretary-Treasurer
       and Secretary-Treasurer

                                SCHEDULE 7.1.6.4

                            CERTAIN CLOSING DOCUMENTS

Purchaser

1. Agreement under which the Purchaser shall act as the Vendor's exclusive provider of payroll services, including payroll processing

2.       Consulting Agreement between ThinkPath and COGNICASE re Mike Reid

3. Non-Competition/Non-Solicitation Agreement between COGNICASE, ThinkPath and Njoyn

4. Releases of security interests in respect of Purchased Shares and in respect of the assets of Njoyn, and release from Guarantee

5. Intellectual Property assignments by current employees and outside contractors of Njoyn

6. Assignment and Assumption Agreements, including related consents, for transfer of certain property from ThinkPath to Njoyn:

                  o  Q9 agreement

                  o  Northstar lease*

                  o  Pemberton lease*

                  o  Heller Global lease*

                  o  Heller Financial lease*

                  o  Quartet agreement

                  o  CIBC agreement**

                  o  Softchoice agreement*

7. Documentation evidencing conversion of debt to equity in accordance with Share Purchase Agreement

8. Documentation concerning resolution of current and future license of Njoyn software to ThinkPath

9. Assignments of trademark applications listed in Schedule 9.12.1 from ThinkPath to Njoyn

10. COGNICASE form of employment/contractor agreement signed by each of Njoyn's employees and contractors

11. Copies of all software on computers used in connection with the Business, but owned or leased by Thinkpath and not to be assigned to Njoyn in connection with this transaction

12. Releases in favour of the Corporation by persons who are directors and officers of the Corporation now or until the Closing

Vendor

1. Agreement under which the Purchaser shall act as the Vendor's exclusive provider of payroll services, including payroll processing

2. Non-Competition/Non-Solicitation Agreement between COGNICASE, ThinkPath and Njoyn

3. Documentation concerning resolution of current and future license of Njoyn software to ThinkPath

Note: Items mailed with an asterisk (*) shall, notwithstanding Section 7.1.6.4, not be closing conditions in favour of the Purchaser. However, the Vendor shall use its reasonable commercial efforts to deliver such documents (in form and substance satisfactory to the Purchaser acting reasonably) to the Purchaser at the Closing, together with any related consents.

Note: With respect to the assignment to and assumption by the Corporation of the CIBC agreement (marked with a double asterisk - **), notwithstanding Section 7.1.6.4, the condition of Closing in favour of the Purchaser in this regard shall be as follows:

         (i) the Vendor shall on or before the Closing deliver or cause to be delivered to the Purchaser an assignment and assumption agreement, including the related consents (in each case in form and substance satisfactory to the Purchaser acting reasonably), assigning to the Corporation the Vendor's interest in the CIBC agreement; or

         (ii) the Vendor shall on or before the Closing provide to the Purchaser such other comfort as to the continuation after the Closing of the CIBC business relationship as the Purchaser determines to be appropriate, acting reasonably.